Exhibit 99.1

 STONE ARCADE
ACQUISITION CORP.

Stone Arcade Stockholders Approve Acquisition of the Kraft Papers Business, a division of International Paper Company

Northfield, IL, December 29, 2006— Stone Arcade Acquisition Corporation (OTC Bulletin Board:SCDE.OB ) announced today that at a special meeting held today its stockholders approved the Company’s previously-announced proposed acquisition of the Kraft Papers Business (“KPB”), a division of International Paper Company. Of the 23,661,853 votes cast at the meeting (representing 94.6% of the Company’s total outstanding shares), 99.8% voted in favor of the acquisition of KPB.  Holders of 40,000 shares issued in the Company’s initial public offering voted against the acquisition and elected to have such shares redeemed into a pro rata portion of the IPO trust account. As previously announced, Stone and International Paper Company extended the termination date of the acquisition until January 5, 2007.  Accordingly, it is expected that the Company will close on the acquisition of KPB in the next several days.

In connection with the acquisition of KPB, the Company’s stockholders also approved amendments to Stone’s certificate of incorporation to change its name to “KapStone Paper and Packaging Corporation” and to remove provisions relating to procedures governing Stone’s first business combination.  Stone does not intend to effectuate either of the amendments to its certificate of incorporation until the acquisition has been consummated.  The Company’s stockholders also approved Stone’s 2006 Incentive Plan, which reserves 3,000,000 shares of common stock for issuance to employees, directors, officers and consultants of Stone and any subsidiaries pursuant to options, restricted stock awards or stock appreciation rights.

In connection with the proposed business combination, Stone filed a Definitive Proxy Statement (No. 000-51444) with the SEC. Investors are urged to carefully read the Definitive Proxy Statement which was distributed to stockholders on or about December 16, 2006, and any other relevant documents filed with the SEC, because they contain important information about Stone, KPB and the proposed transaction, including detailed risk factors. The Definitive Proxy Statement and other documents filed by Stone are available free of charge at the SEC’s website, http://www.sec.gov, or by directing a request to Stone Arcade Acquisition Corporation, One Northfield Plaza, Suite 480, Northfield, IL 60093, Attention: Roger Stone.

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Stone and does not constitute an offer to sell or a solicitation of an offer to purchase any securities of Stone. Any solicitation of proxies will be made only by the

Definitive Proxy Statement that was provided to Stone stockholders. Investors and security holders of Stone are urged to read the Definitive Proxy Statement because it contains important information about Stone, KPB and the proposed KPB acquisition.

Stone and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation is set forth in Stone’s Definitive Proxy Statement.

Stone Arcade Acquisition Corporation is a publicly traded special purpose acquisition company founded in April 2005 that consummated its initial public offering of units in August 2005. Stone Arcade was formed for the purpose of identifying and effecting an asset acquisition or business combination with an unidentified business in the paper, packaging, forest products, and related industries.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Stone Arcade that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in Stone Arcade’s Securities and Exchange Commission filings. The information set forth herein should be read in light of such risks. Stone Arcade does not assume any obligation to update the information contained in this press release.

Contact:

Stone Arcade Acquisition Corporation
Roger Stone
Matt Kaplan
847-441-0929